Exhibit 99.1

Contact:
Jason D. Feldman
Senior Vice President, Investor Relations, Treasury & Tax
Allison Poliniak-Cusic
Vice President, Investor Relations
IR@craneco.com
www.craneco.com

Crane Company Reports Third Quarter 2024 Results and Raises Full Year EPS Guidance

Third Quarter 2024 Highlights
•Earnings per diluted share (EPS) of $1.33, up 39%, and adjusted EPS of $1.38, up 34%.
•Sales of $597 million, up 13% driven by 6% core sales growth.
•Core order growth up 6% and core backlog growth up 10%, driven primarily by ongoing strength at Aerospace & Electronics.
•Declaring fourth quarter 2024 regular dividend of $0.205 per share.

Full Year Outlook
•Raising and narrowing our full year adjusted EPS outlook to a range of $5.05-$5.20, up from $4.95-$5.15.

STAMFORD, CONNECTICUT - October 28, 2024 - Crane Company ("Crane," NYSE: CR) today announced its financial results for the third quarter of 2024 and raised and narrowed its adjusted full-year EPS outlook.

Max Mitchell, Crane's Chairman, President and Chief Executive Officer, stated: "We delivered another quarter of excellent results, with 34% adjusted EPS growth driven by 6% core sales growth, reflecting continued strong execution by our teams globally. Furthermore, demand trends across our strategic growth platforms were also encouraging in the quarter, with 6% year-over-year core order growth and 10% year-over-year core backlog growth, giving us confidence as we close out the year and increasingly look toward 2025. Taken together, we are raising our 2024 adjusted EPS outlook to a range of $5.05-$5.20, up from our prior view of $4.95-$5.15.”

Mr. Mitchell concluded: “While our updated full year guidance represents yet another record year for Crane, our outperformance is tempered by the impact of Hurricane Helene on one of our Process Flow Technologies facilities in Marion, North Carolina, and accordingly, our underlying performance is even stronger. I am incredibly proud of our team's efforts on executing on recovery actions which we expect to be completed in the fourth quarter.”

Third Quarter 2024 Results
Third quarter 2024 GAAP EPS of $1.33 compared to $0.96 in the third quarter of 2023. Third quarter 2024 adjusted EPS of $1.38 compared to $1.03 in the third quarter of 2023.
Third quarter sales increased 13%, with 6% core sales growth, a 6% contribution from acquisitions, and a slight contribution from favorable foreign exchange. Operating profit of $105 million increased 38% compared to last year, and adjusted operating profit of $109 million increased 35% compared to last year, in both cases primarily reflecting the impact from net price and productivity.
Summary of Third Quarter 2024 Results

	Third Quarter		Change
(unaudited, dollars in millions)	2024	2023	$	%
Net sales	$597	$530	$67	13%
Core sales			32	6%
Acquisitions			34	6%
Foreign exchange			1	0%

Operating profit	$105	$76	$29	38%
Adjusted operating profit*	$109	$81	$28	35%

Operating profit margin	17.6%	14.4%		320bps
Adjusted operating profit margin*	18.3%	15.2%		310bps
*Please see the attached Non-GAAP Financial Measures tables

Cash Flow, Financing Activities and Other Financial Metrics
During the third quarter of 2024, cash provided by operating activities was $82 million, capital expenditures were $9 million, and free cash flow (cash provided by operating activities less capital spending) was $73 million. Adjusted free cash flow (free cash flow excluding transaction related cash outflows) was $75 million. (Please see the attached non-GAAP Financial Measures tables.)
As of September 30, 2024, the Company's cash balance was $258 million with total debt of $332 million.
Rich Maue, Crane's Executive Vice President and Chief Financial Officer, added: "For the full year, we now expect free cash flow to fall at the lower end of our estimated $255-$275 million range, primarily due to working capital headwinds commercial aerospace suppliers are facing, now coupled with the timing of hurricane-related insurance recoveries.
However, these items are transitory, and our strong balance sheet gives us the flexibility to continue investing strategically, while providing the opportunity for further capital deployment. As always, we will deploy our capital with the same strict financial and strategic discipline that we have always employed. We see numerous opportunities for value-creating acquisitions to further accelerate our growth, and with the ability to generate enhanced returns given our lengthy track record of successful acquisition integration and synergy generation."

Third Quarter 2024 Segment Results
All comparisons detailed in this section refer to operating results for the third quarter 2024 versus the third quarter 2023.
Aerospace & Electronics

	Third Quarter		Change
(unaudited, dollars in millions)	2024	2023	$	%
Net sales	$239	$207	$32	15%
Core sales			21	10%
Acquisitions			11	5%

Operating profit	$55	$40	$15	37%
Adjusted operating profit*	$56	$40	$16	40%

Operating profit margin	23.0%	19.4%		360bps
Adjusted operating profit margin*	23.5%	19.4%		410bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $239 million increased 15% compared to the prior year, driven by 10% core sales growth and a 5% benefit from the previously announced Vian acquisition. Operating profit margin of 23.0% increased 360 basis points from last year, primarily reflecting the impact of higher price net of inflation, productivity, and higher volumes partially offset by unfavorable mix. Adjusted operating profit margin of 23.5% increased 410 basis points from last year. Aerospace & Electronics' order backlog was $833 million as of September 30, 2024 compared to $701 million as of December 31, 2023, and $678 million as of September 30, 2023.
Process Flow Technologies

	Third Quarter		Change
(unaudited, dollars in millions)	2024	2023	$	%
Net sales	$309	$267	$42	16%
Core sales			18	7%
Foreign exchange			1	0%
Acquisitions			23	9%

Operating profit	$66	$51	$14	28%
Adjusted operating profit*	$67	$51	$16	31%

Operating profit margin	21.2%	19.2%		200bps
Adjusted operating profit margin*	21.8%	19.2%		260bps
*Please see the attached Non-GAAP Financial Measures tables

Sales of $309 million increased 16% compared to the prior year, driven by 7% core sales growth and a 9% benefit from the previously announced Baum and CryoWorks acquisitions. Operating profit margin expanded 200 basis points to 21.2% primarily due to favorable net price, productivity, and higher volumes, partially offset by unfavorable mix. Adjusted operating profit margin expanded 260 basis points to 21.8% from last year. Process Flow Technologies order backlog was $392 million as of September 30, 2024 compared to $379 million as of December 31, 2023, and $353 million as of September 30, 2023.
Engineered Materials

	Third Quarter		Change
(unaudited, dollars in millions)	2024	2023	$	%
Net sales	$49	$56	$(7)	(13%)

Operating profit	$6	$8	$(2)	(20%)
Adjusted operating profit*	$6	$8	$(1)	(18%)

Operating profit margin	12.7%	13.7%		(100bps)
Adjusted operating profit margin*	12.9%	13.7%		(80bps)
*Please see the attached Non-GAAP Financial Measures tables

Sales of $49 million decreased 13% compared to the prior year. Operating profit margin declined 100 basis points to 12.7%, and adjusted operating profit margin declined 80 basis points to 12.9%, primarily driven by lower volumes.
Updating 2024 Guidance
We are raising and narrowing our full-year adjusted EPS outlook to a range of $5.05 to $5.20, up from our prior view of $4.95 to $5.15.
Key assumptions for our revised guidance include:
•Total sales growth of approximately 11% (unchanged), driven by core sales growth of approximately 5% to 7% (unchanged, but now expected to be at the higher end of the range) and an acquisition benefit of approximately 5% (unchanged).
•Adjusted segment operating margin of ~20.8% (up from 20.7%).
•Corporate cost of $80 million (unchanged).
•Net non-operating expense of $20 million (unchanged).
•Adjusted tax rate of 22.5% (prior 23.0%).
•Diluted shares of ~58 million (unchanged).
•Includes the negative impact from the production downtime resulting from Hurricane Helene.

Additional details of our outlook and guidance are included in the presentation that accompanies this earnings release available on our website at www.craneco.com in the "investors" section.

Declaring Fourth Quarter Dividend

Crane announced its regular quarterly dividend of $0.205 per share for the fourth quarter of 2024. The dividend is payable on December 11, 2024 to shareholders of record as of November 29, 2024.

Additional Information

References to changes in “core sales” or "core growth" in this report include the change in sales excluding the impact of foreign currency translation and acquisitions and divestitures from closing up to the first anniversary of such acquisitions or divestitures.

Crane operated as part of Crane Holdings, Co. for the entire first quarter of 2023 prior to completion of the separation transaction on April 3, 2023. First quarter 2023 results, as initially reported in May 2023, were derived from Crane Holdings, Co.'s accounting records and were presented on a carve-out basis. All of Crane's subsequent financial disclosures for pre-separation periods show the financial results of Crane Holdings, Co. (now renamed Crane NXT, Co.) with the Payment & Merchandising Technologies segment presented as discontinued operations.
As a result of the change in accounting presentation required by GAAP, first quarter 2023 GAAP EPS was reported as $1.08 when initially reported on a carve-out basis, and in subsequent reports, reported as $0.98 with the Payment & Merchandising Technologies segment presented as discontinued operations. First quarter 2023 Adjusted EPS on a carve-out basis was reported as $1.25, and $1.26 with the Payment & Merchandising Technologies segment presented as discontinued operations. Segment operating profit was the same under both accounting methodologies.
Conference Call
Crane has scheduled a conference call to discuss the third quarter financial results on Tuesday, October 29, 2024 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.
About Crane Company

Crane Company has delivered innovation and technology-led solutions for customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company has two strategic growth platforms: Aerospace & Electronics and Process Flow Technologies. Crane has approximately 7,500 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Company is traded on the New York Stock Exchange (NYSE: CR). For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: benefits and synergies of the separation transaction; strategic and competitive advantages of Crane; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. We caution investors not to place undue reliance on any such forward-looking statements.

These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies and Engineered Materials; the ability and willingness of Crane Company and Crane NXT, Co. to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2023 and the other documents Crane files from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements. Crane assumes no (and disclaims any) obligation to revise or update any forward-looking statements.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this press release. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.
(Financial Tables Follow)
Source: Crane Company

CRANE COMPANY
Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales:
Aerospace & Electronics	$239.1	$207.2	$695.9	$576.5
Process Flow Technologies	309.2	266.7	891.2	801.3
Engineered Materials	48.9	56.2	156.6	175.7
Total net sales	$597.2	$530.1	$1,743.7	$1,553.5

Operating profit:
Aerospace & Electronics	$54.9	$40.2	$155.9	$116.1
Process Flow Technologies	65.5	51.2	181.9	165.1
Engineered Materials	6.2	7.7	21.6	28.9
Corporate	(21.4)	(22.8)	(68.2)	(93.2)
Total operating profit	$105.2	$76.3	$291.2	$216.9

Interest income	$1.5	$1.5	$4.0	$3.2
Interest expense	(7.3)	(4.8)	(21.9)	(16.7)
Miscellaneous income (expense), net	0.7	1.3	0.5	(0.5)
Income from continuing operations before income taxes	100.1	74.3	273.8	202.9
Provision for income taxes	22.8	19.1	60.1	48.5
Net income from continuing operations attributable to common shareholders	77.3	55.2	213.7	154.4
Income from discontinued operations, net of tax	—	—	—	52.1
Net income attributable to common shareholders	$77.3	$55.2	$213.7	$206.5

Earnings per diluted share from continuing operations	$1.33	$0.96	$3.67	$2.69
Earnings per diluted share from discontinued operations	—	—	—	0.91
Earnings per diluted share	$1.33	$0.96	$3.67	$3.60

Average diluted shares outstanding	58.3	57.5	58.2	57.4
Average basic shares outstanding	57.2	56.8	57.1	56.7

Supplemental data:
Cost of sales	$359.2	$326.9	$1,061.3	$942.3
Selling, general & administrative	132.8	126.9	391.2	394.3
Transaction related expenses (a)	3.6	4.3	16.3	36.5
Repositioning related charges, net (a)	0.3	0.1	0.8	2.1
Depreciation and amortization (a)	13.9	9.3	40.6	28.3
Stock-based compensation expense (a)	5.2	7.9	18.7	21.9

(a) Amounts included within Cost of sales and/or Selling, general & administrative costs.

CRANE COMPANY
Condensed Balance Sheets
(unaudited, in millions)

	September 30, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$258.2	$329.6
Accounts receivable, net	396.1	306.4
Inventories, net	398.1	353.1
Other current assets	192.4	101.7
Total current assets	1,244.8	1,090.8

Property, plant and equipment, net	277.0	270.5
Other assets	302.3	224.6
Goodwill	827.8	747.7
Total assets	$2,651.9	$2,333.6

Liabilities and Equity
Current liabilities
Short-term borrowings	$85.0	$—
Accounts payable	169.6	179.1
Accrued liabilities	313.4	273.7
Income taxes	4.1	14.3
Total current liabilities	572.1	467.1

Long-term debt	246.9	248.5
Long-term deferred tax liability	51.8	37.1
Other liabilities	204.2	220.6
Total liabilities	1,075.0	973.3
Total equity	1,576.9	1,360.3
Total liabilities and equity	$2,651.9	$2,333.6

CRANE COMPANY
Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating activities:
Net income attributable to common shareholders	$77.3	$55.2	$213.7	$206.5
Less: Income from discontinued operations, net of tax	—	—	—	52.1
Net income from continuing operations attributable to common shareholders	77.3	55.2	213.7	154.4
Depreciation and amortization	13.9	9.3	40.6	28.3
Stock-based compensation expense	5.2	7.9	18.7	21.9
Defined benefit plans and postretirement cost	0.9	2.2	2.8	7.0
Deferred income taxes	—	6.2	—	2.5
Cash (used for) provided by operating working capital	(5.1)	17.9	(191.5)	(165.4)
Defined benefit plans and postretirement contributions	(10.6)	(10.4)	(16.6)	(16.1)
Environmental payments, net of reimbursements	(0.7)	(1.1)	(3.5)	(3.0)
Other	0.8	(0.3)	(0.4)	4.3
Total provided by operating activities from continuing operations	81.7	86.9	63.8	33.9
Investing activities:
Payment for acquisitions - net of cash acquired and working capital adjustments	4.6	—	(161.7)	—
Capital expenditures	(9.0)	(9.2)	(25.5)	(29.7)
Other investing activities	(0.1)	0.9	5.6	0.6
Total used for investing activities from continuing operations	(4.5)	(8.3)	(181.6)	(29.1)
Financing activities:
Dividends paid	(11.7)	(10.2)	(35.1)	(47.0)
Net proceeds (payments) related to employee stock plans	1.6	2.0	(3.5)	15.7
Debt issuance costs	—	—	—	(7.5)
Proceeds from long-term debt	—	—	190.0	300.0
Proceeds from term facility of discontinued operations	—	—	—	350.0
Repayments of long-term debt	(45.0)	(11.9)	(106.9)	(448.8)
Distribution of Crane NXT, Co.	—	—	—	(578.1)
Total (used for) provided by financing activities from continuing and discontinued operations	(55.1)	(20.1)	44.5	(415.7)
Discontinued operations:
Total provided by operating activities	—	—	—	34.6
Total used for investing activities	—	—	—	(4.1)
Increase in cash and cash equivalents from discontinued operations	—	—	—	30.5
Effect of exchange rate on cash and cash equivalents	6.8	(3.6)	1.9	(3.4)
Increase (decrease) in cash and cash equivalents	28.9	54.9	(71.4)	(383.8)
Cash and cash equivalents at beginning of period (a)	229.3	218.9	329.6	657.6
Cash and cash equivalents at end of period	$258.2	$273.8	$258.2	$273.8
(a) 2023 Includes cash and cash equivalents of discontinued operations.

CRANE COMPANY
Order Backlog
(unaudited, in millions)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Aerospace & Electronics (a)	$833.3	$814.9	$791.8	$700.9	$677.9
Process Flow Technologies(b) (c)	392.0	399.9	393.3	379.0	352.9
Engineered Materials	12.3	11.0	12.8	11.3	14.6
Total backlog	$1,237.6	$1,225.8	$1,197.9	$1,091.2	$1,045.4
(a) Includes $59.1 million, $62.3 million and $53.5 million of backlog as of September 30, 2024, June 30, 2024 and March 31, 2024, respectively, pertaining to the Vian acquisition.
(b) Includes $12.8 million, $11.6 million of backlog as of September 30,2024 and June 30, 2024, respectively, pertaining to the CryoWorks acquisition.
(c) Includes $6.4 million, $6.4 million, $8.3 million and $11.5 million of backlog as of September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively, pertaining to the Baum acquisition.

CRANE COMPANY
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended September 30,
	2024		2023		% Change
	$	Per Share	$	Per Share	(on $)
Net sales (GAAP)	$597.2		$530.1		12.7%

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$105.2		$76.3		37.9%
Operating profit margin (GAAP)	17.6%		14.4%

Special items impacting operating profit:
Transaction related expenses(a)(b)	3.6		4.3
Repositioning related charges, net	0.3		0.1
Adjusted operating profit (Non-GAAP)	$109.1		$80.7		35.2%
Adjusted operating profit margin (Non-GAAP)	18.3%		15.2%

Adjusted Net Income and Adjusted Net Income per Share
Net income from continuing operations attributable to common shareholders (GAAP)	$77.3	$1.33	$55.2	$0.96	40.0%
Transaction related expenses(a)(b)	3.7	0.06	4.3	0.08
Repositioning related charges, net	0.3	0.01	0.1	—
Impact of pension non-service costs	0.1	—	(0.1)	—
Tax effect of the Non-GAAP adjustments	(1.1)	(0.02)	(0.5)	(0.01)
Adjusted net income (Non-GAAP)	$80.3	$1.38	$59.0	$1.03	36.1%

Adjusted EBITDA and Adjusted EBITDA Margin
Net income (GAAP)	$77.3		$55.2		40.0%
Net income margin (GAAP)	12.9%		10.4%

Adjustments to net income:
Interest expense, net	5.8		3.3
Income tax expense	22.8		19.1
Depreciation	9.2		8.1
Amortization	4.7		1.2
Miscellaneous income, net	(0.7)		(1.3)
Repositioning related charges, net	0.3		0.1
Transaction related expenses(a)(b)	1.7		4.3
Adjusted EBITDA (Non-GAAP)	$121.1		$90.0		34.6%
Adjusted EBITDA Margin (Non-GAAP)	20.3%		17.0%

(a) 2024 transaction-related expenses primarily associated with the Vian and CyroWorks acquisitions.
(b) 2023 transaction-related expenses primarily associated with the separation and the Baum acquisition.
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures
(in millions, except per share data)

	Nine Months Ended September 30,
	2024		2023		% Change
	$	Per Share	$	Per Share	(on $)
Net sales (GAAP)	$1,743.7		$1,553.5		12.2%

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$291.2		$216.9		34.3%
Operating profit margin (GAAP)	16.7%		14.0%

Special items impacting operating profit:
Transaction related expenses(a)(b)	16.3		36.5
Repositioning related charges, net	0.8		2.1
Adjusted operating profit (Non-GAAP)	$308.3		$255.5		20.7%
Adjusted operating profit margin (Non-GAAP)	17.7%		16.4%

Adjusted Net Income and Adjusted Net Income per Share
Net income from continuing operations attributable to common shareholders (GAAP)	$213.7	$3.67	$154.4	$2.69	38.4%

Transaction related expenses(a)(b)	15.8	0.27	36.5	0.63
Repositioning related charges, net	0.8	0.01	2.1	0.04
Impact of pension non-service costs	0.4	0.01	2.8	0.05
Interest expense	—	—	5.9	0.10
Tax effect of the Non-GAAP adjustments	(3.8)	(0.06)	(7.1)	(0.12)
Adjusted net income (Non-GAAP)	$226.9	$3.90	$194.6	$3.39	16.6%

Adjusted EBITDA and Adjusted EBITDA Margin
Net income (GAAP)	$213.7		$154.4		38.4%
Net income margin (GAAP)	12.3%		9.9%

Adjustments to net income:
Interest expense, net	17.9		13.5
Income tax expense	60.1		48.5
Depreciation	27.7		24.1
Amortization	12.9		4.2
Miscellaneous (income) expense, net	(0.5)		0.5
Repositioning related charges, net	0.8		2.1
Transaction related expenses(a)(b)	11.0		36.5
Adjusted EBITDA (Non-GAAP)	$343.6		$283.8		21.1%
Adjusted EBITDA Margin (Non-GAAP)	19.7%		18.3%

(a) 2024 transaction-related expenses are primarily associated with the Vian and CyroWorks acquisitions.
(b) 2023 transaction-related expenses are primarily associated with the separation and the Baum acquisition.
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended September 30, 2024	Aerospace & Electronics	Process Flow Technologies	Engineered Materials	Corporate	Total Company
Net sales	$239.1	$309.2	$48.9	$—	$597.2

Operating profit (GAAP)	$54.9	$65.5	$6.2	$(21.4)	$105.2
Operating profit margin (GAAP)	23.0%	21.2%	12.7%		17.6%

Special items impacting operating profit:
Transaction related expenses(a)	1.4	1.6	—	0.6	3.6
Repositioning related charges, net	—	0.2	0.1	—	0.3
Adjusted operating profit (Non-GAAP)	$56.3	$67.3	$6.3	$(20.8)	$109.1
Adjusted operating profit margin (Non-GAAP)	23.5%	21.8%	12.9%		18.3%

Three Months Ended September 30, 2023
Net sales	$207.2	$266.7	$56.2	$—	$530.1

Operating profit (GAAP)	$40.2	$51.2	$7.7	$(22.8)	$76.3
Operating profit margin (GAAP)	19.4%	19.2%	13.7%		14.4%

Special items impacting operating profit:
Transaction related expenses(b)	—	—	—	4.3	4.3
Repositioning related charges, net	—	0.1	—	—	0.1
Adjusted operating profit (Non-GAAP)	$40.2	$51.3	$7.7	$(18.5)	$80.7
Adjusted operating profit margin (Non-GAAP)	19.4%	19.2%	13.7%		15.2%
(a) 2024 transaction-related expenses are primarily associated with the Vian and CyroWorks acquisitions.
(b) 2023 transaction-related expenses are primarily associated with the separation and the Baum acquisition.
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures by Segment
(in millions)

Nine Months Ended September 30, 2024	Aerospace & Electronics	Process Flow Technologies	Engineered Materials	Corporate	Total Company
Net sales	$695.9	$891.2	$156.6	$—	$1,743.7

Operating profit (GAAP)	$155.9	$181.9	$21.6	$(68.2)	$291.2
Operating profit margin (GAAP)	22.4%	20.4%	13.8%		16.7%

Special items impacting operating profit:
Transaction related expenses(a)	6.0	4.8	—	5.5	16.3
Repositioning related charges , net	—	0.7	0.1	—	0.8
Adjusted operating profit (Non-GAAP)	$161.9	$187.4	$21.7	$(62.7)	$308.3
Adjusted operating profit margin (Non-GAAP)	23.3%	21.0%	13.9%		17.7%

Nine Months Ended September 30, 2023
Net sales	$576.5	$801.3	$175.7	$—	$1,553.5

Operating profit (GAAP)	$116.1	$165.1	$28.9	$(93.2)	$216.9
Operating profit margin (GAAP)	20.1%	20.6%	16.4%		14.0%

Special items impacting operating profit:
Transaction related expenses(b)	—	—	—	36.5	36.5
Repositioning related charges, net	—	2.4	(0.3)	—	2.1
Adjusted operating profit (Non-GAAP)	$116.1	$167.5	$28.6	$(56.7)	$255.5
Adjusted operating profit margin (Non-GAAP)	20.1%	20.9%	16.3%		16.4%
(a) 2024 transaction-related expenses are primarily associated with the Vian and CyroWorks acquisitions.
(b) 2023 transaction-related expenses are primarily associated with the separation and the Baum acquisition.
Totals may not sum due to rounding

CRANE COMPANY
Adjusted Free Cash Flow
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
Cash Flow Items	2024	2023	2024	2023
Cash provided by operating activities from continuing operations	$81.7	$86.9	$63.8	$33.9
Less: Capital expenditures	(9.0)	(9.2)	(25.5)	(29.7)
Free cash flow	$72.7	$77.7	$38.3	$4.2
Adjustments:
Transaction-related expenses	$2.4	$4.3	$7.5	$36.5
Adjusted free cash flow	$75.1	$82.0	$45.8	$40.7

Crane Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating profit margin, adjusted net income, adjusted EPS, adjusted EBITDA, Free Cash Flow and Adjusted Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Company. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for Crane Company, including Adjusted EPS, and Adjusted segment margin to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. For Crane Company, these forward looking and projected non-GAAP measures are calculated as follows:

•"Adjusted operating margin" is calculated as adjusted operating profit divided by sales. Adjusted operating profit is calculated as operating profit before Special Items which include transaction related expenses such as professional fees, and incremental costs related to the separation; and repositioning related charges. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EPS" is calculated as adjusted net income divided by diluted shares. Adjusted net income is calculated as net income adjusted for Special Items which include transaction related expenses such as professional fees, and incremental costs related to the separation; repositioning related charges; and, the impact of pension non-service costs. We believe that non-GAAP financial measures adjusted for these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted Operating Profit" and "Adjusted Operating Margin" add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: transaction related expenses and repositioning related (gains) charges. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Net Income" and "Adjusted EPS" exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: transaction related expenses and repositioning related (gains) charges. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as the impact of pension non-service costs. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EBITDA" adds back to net income: net interest expense, income tax expense, depreciation and amortization, miscellaneous (income) expense, net, and Special Items including transaction related expenses. "Adjusted EBITDA Margin" is calculated as adjusted EBITDA divided by net sales. We believe that adjusted EBITDA and adjusted EBITDA margin provide investors with an alternative metric that may be a meaningful indicator of our performance and provides useful information to investors regarding our financial conditions and results of operations that is complementary to GAAP metrics.

•“Free Cash Flow” and “Adjusted Free Cash Flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free Cash Flow is calculated as cash provided by operating activities less capital spending. Adjusted Free Cash Flow is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to the separation transaction. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.